EXHIBIT 10.4

Imagion Biosystems, Inc.

PROMISSORY NOTE

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT THERETO UNDER SUCH ACT AND APPLICABLE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. ANY TRANSFEREE OF THIS NOTE SHOULD CAREFULLY REVIEW THE TERMS OF THIS NOTE. THE PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE AND, ACCORDINGLY, THE SECURITIES ISSUABLE UPON CONVERSION HEREOF MAY BE LESS THAN THE AMOUNTS SET FORTH ON THE FACE HEREOF PURSUANT TO SECTION 2 AND SECTION 4 OF THIS NOTE.

THE SECURITIES REPRESENTED HEREBY ARE SUBORDINATED TO THE SENIOR DEBT (AS DEFINED HEREIN) IN ACCORDANCE WITH THE TERMS HEREOF.

$___________	Albuquerque, NM

________________

Imagion Biosystems, Inc., a Nevada corporation (the “Company”), for value received hereby, promises to pay to the individual or entity listed below, or registered assigns (the “Holder”), the sum of ____________dollars, or such other amount as shall then equal the outstanding principal amount disclosed on Exhibit B hereof, in accordance with the terms of this promissory note (the “Note”). Payment for all amounts due hereunder shall be made by wire transfer of immediately available funds, in lawful tender of the United States, to an account designated in writing by the Holder. This Note is being issued in connection with and pursuant to that certain Note Purchase Agreement (the “Agreement”) and is substantially similar to other notes issued pursuant to the Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

(i) “Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States, or any day on which banking institutions in New York City are authorized or required by law or other governmental action to close.

(ii) “Holder” when the context refers to a holder of this Note, shall mean any person who shall at the time be the registered holder of this Note.

(iii) “Issuance Date” means the date of this Note.

2. Interest; Repayment of the Note.

2.1 This Note shall accrue simple interest, from the date hereof until such principal is paid, on any unpaid principal balance at the rate of eight percent (8.0%) per annum; provided that, commencing upon the occurrence of any Event of Default and so long as any Event of Default exists, interest on this Note shall accrue at the rate of ten percent (10%) per annum; provided further that the interest rate shall not exceed the maximum amount of interest permitted to be charged under applicable law.

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Imagion Biosystems, Inc.

PROMISSORY NOTE

2.2 All principal amounts advanced hereunder and all interest accrued shall mature one year after the Issuance Date, at which time all principal and other amounts outstanding under this Note shall be due and payable. In addition, all amounts outstanding hereunder shall be due and payable on the date upon which the repayment of this Note is accelerated upon an Event of Default pursuant to Section 10. All payments hereunder shall be made in lawful money of the United States of America and will be credited first to interest, fees, costs and expenses then due and the remainder to the principal amount of this Note.

2.3 Subject to the provisions of Section 3, the Company shall have the right to prepay this Note at any time.

3. Pari Passu and Subordination. This Note is hereby deemed pari passu to any other note issued pursuant to the Agreement, the date of issuance of such note(s) notwithstanding. All obligations of the Company under this Note, the Note Purchase Agreement and any other agreement or other document executed in connection therewith (collectively, the “Note Transaction Documents”), including the Principal Amount, accrued interest and fees and expenses due to the Holder pursuant to this Note, shall be subordinate to all obligations of the Company under the Convertible Notes (together with any replacement notes issued therefor, the “Senior Notes”) issued by the Company’s predecessor, Senior Scientific, LLC, to Raymond A. Mason, William B. Jones, and Ferdinand J. Crovato Trust (together and including their successors and assigns, the “Senior Lenders”), the Convertible Note Purchase Agreement, dated as of April 3, 2013, as amended (the “Senior Agreement”), and the other Transaction Documents (as defined in the Senior Agreement), as amended, including all obligations of the Company under any promissory notes issued in amendment, restatement or replacement of the Senior Notes (together, the “Senior Debt”), until all of the Senior Debt shall have been indefeasibly paid in full in cash and extinguished and all amounts due to the Senior Lenders have been repaid. Notwithstanding the foregoing, the Company may repay this Note in full immediately prior to, and contingent on, an IPO of the Company on the Australian Stock Exchange, provided that if this Note is prepaid and such IPO does not occur within one Business Day of such repayment, the Holder shall return to the Company the proceeds of such repayment in full as if such prepayment had not occurred. Any existing and hereafter acquired liens and security interests of the Senior Lenders in any collateral securing all or any portion of the Senior Debt shall be senior, regardless of the time or method of perfection, to all existing and hereafter acquired liens and security interests, if any, of the Holder of this Note (or any agent therefor) in the collateral, if any, securing all or any portion of the obligations hereunder. The subordination is for the benefit of, and shall be enforceable directly by, the Senior Lenders, and that each Senior Lender shall be deemed to have consented to the issuance of this Note by the Company in reliance upon the covenants and provisions contained in this Note. Until the Senior Debt has been indefeasibly paid in full in cash and all amounts due to the Senior Lenders have been repaid, neither the Company nor any other Person on its behalf shall make any payment of any kind or character with respect to any obligations on this Note or the Note Transaction Documents. In the event that any payment is received by the Holder in violation of the provisions hereof, such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the Senior Lenders for application to the payment of Senior Debt. In addition, until the Senior Debt has been indefeasibly paid in full in cash and extinguished and all amounts due to the Senior Lenders have been repaid, the Holder shall not take any collection action or enforcement action, or exercise any rights or remedies, with respect to this Note or any Note Transaction Document. The Senior Lenders shall be deemed third party beneficiaries of this Section 3 with the power to enforce such provisions from time to time.

4. Events of Default. Each of the following events shall constitute a default under this Note (each an “Event of Default”):

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Imagion Biosystems, Inc.

PROMISSORY NOTE

(a) failure by the Company to pay the principal amount of this Note on the date the same becomes due and payable under this Note or the Agreement or any interest or other amounts due under this Note within five (5) days of the date the same becomes due and payable under this Note or the Agreement;

(b) (reserved);

(c) the Company shall: (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary action for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law; (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction; (7) be unable, or admit in writing its inability, to pay its debts as they mature; or (8) take any action for the purpose of effecting any of the foregoing;

(d) any case, proceeding or other action shall be commenced against the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 7(c) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of at least sixty (60) days from the date of commencement;

(e) default shall occur with respect to any indebtedness for borrowed money of the Company or under any formal debt agreement under which such indebtedness may be issued by the Company, and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of such indebtedness for which such default shall have occurred exceeds $50,000;

(f) default shall occur with respect to any contractual obligation of the Company under or pursuant to any contract or lease to which the Company is a party and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of the contractual liability arising out of such default exceeds or is reasonably estimated to exceed $50,000;

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Imagion Biosystems, Inc.

PROMISSORY NOTE

(g) default by the Company shall occur under any agreement, note, mortgage, security agreement or other instrument evidencing or securing indebtedness that ranks senior in priority to, or pari passu with, the obligations under this Note, the Agreement or any other Transaction Document, and such default shall continue for more than the period of grace, if any, therein specified, if the aggregate amount of such indebtedness for which such default shall have occurred exceeds $50,000; or

(h) any material breach by the Company of any covenant, warranty, representation or other term or condition of this Note, the Agreement or any other Note Transaction Document at any time which is not cured within the time periods permitted therein or, if no cure period is provided therein, within thirty (30) calendar days after the occurrence thereof;

(i) the Company shall liquidate, dissolve or have its existence terminated.

5. Remedies. If any Event of Default occurs under Section 4(c) or 4(d) hereof, then the full principal amount of this Note, together with any other amounts outstanding under this Note or any other Note Transaction Document, shall become immediately due and payable in cash without any action on the part of the Holder, and if any other Event of Default occurs, the full principal amount of this Note, together with any other amounts outstanding under this Note or any other Note Transaction Document, to the date of acceleration shall become, at the Holder’s election, immediately due and payable in cash. All Notes for which the full amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company. The Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder and the Holder shall have all rights as a Note holder until such time, if any, as the full payment under this Section 5 shall have been received by it. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. In addition to the foregoing remedies, upon the occurrence of any Event of Default, the Holder may exercise any other right, power or remedy granted to it by the Note Transaction Documents or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

6. Assignment. Subject to securities laws, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors and assigns of the parties; provided that the Company shall not assign its rights or obligations under this Note without the prior written consent of the Holder.

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Imagion Biosystems, Inc.

PROMISSORY NOTE

7. Waiver and Amendment. Any provision of this Note may be amended, waived, or modified upon the written consent of the Company and Holder.

8. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if faxed with confirmation of receipt by the sending device or if delivered by internationally recognized overnight courier such as FedEx or DHL, at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when delivered or faxed in the manner set forth above and shall be deemed to have been received when delivered.

9. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

11. Waiver. The Company hereby waives demand, notice, presentment, protest, and notice of dishonor.

[SIGNATURE PAGE FOLLOWS]

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Imagion Biosystems, Inc.

PROMISSORY NOTE

IN WITNESS WHEREOF, the Company has caused this Note to be issued this _____________ 2016.

Imagion Biosystems, Inc. a Nevada corporation

By:
Name:
Title:

Name of Holder: ___________________

Address:

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